INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-50273 of The Procter & Gamble Company on Form S-8 of our report dated June 11, 2003 appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees' Savings Plan for the year ended December 31, 2002.



/S/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
June 23, 2003



Stamp No. 1887638
affixed to original